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                                   AGREEMENT

         Agreement dated as of April 1, 1997 by and among By The Way Corp. ("BTW"), Ray Volpe ("Volpe") and BNN Corporation ("BNN").

                                 INTRODUCTION

         BNN, through subsidiaries is engaged in exploiting entertainment properties. BTW, wholly owned by Volpe, from time to time, is engaged in owning, acquiring or offering for exploitation various entertainment properties. BNN, on behalf of its affiliates, desires to obtain the right to exploit those rights owned by BTW in projects currently identified as well as future projects co-developed by BTW and BNN.

                                   Agreement

         1.       As used herein:

         (i) "Property or Properties" shall refer to any entertainment property including any television property or event such as a sporting or awards event whether such property is in its concept stage or is completed in whole or in part or otherwise.

         (ii) "Exploitation" rights shall refer to any right to develop, produce, distribute, market, license or otherwise exploit economically any Property including the right to participate in any fees relating to such Property.

         2. BTW and Volpe grant to BNN in perpetuity the right at any time to obtain exploitation rights to all its Properties (other than Properties licensed to Kaleidoscope Sports & Entertainment) in consideration of an Option Payment by BNN or its predecessors to BTW of (i) $112,500 prior to the date hereof and (ii) $150,000 per annum payable in semi-monthly installments


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of $6,250 during the period April 1, 1997 through March 31, 1999 (the "Term").
The Option Payment shall be an offset against fees or amounts payable by the BNN or its affiliates for any Exploitation Rights granted to BNN or its affiliates by BTW as provided for herein.

         3. BTW presently owns the Properties listed in Schedule 1 hereto. If BTW acquires any additional Properties it shall give prompt notice thereof to BNN. At any time from time to time BNN shall have the right to obtain Exploitation Right to the Properties in such manner as it shall desire upon terms and conditions mutually agreeable to the parties. If prior to a request by BNN to BTW, BTW desires to grant Exploitation Rights to any third party pursuant to a bona fide written offer for the Exploitation of any of its Properties. BTW shall notify BNN in writing accompanied by a copy of such offer. BNN shall have 30 days thereafter to Exploit such Properties upon the same terms and conditions as set forth in such bona fide written offer.

         If the parties disagree upon the terms and conditions to obtain any Exploitation Right they shall submit such disagreement to an arbitrator mutually acceptable to the parties who shall have experience in the entertainment industry. If the parties cannot agree upon an arbitrator they shall submit a list of names to the American Arbitration Association in New York which shall select such arbitrator.

         4. References to BNN shall include all successors to BNN and all operating affiliates and joint ventures of BNN.

         5. Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

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         To BNN:

         345 Park Avenue South, 2nd Floor
         New York, New York 10010


         To BTW and Ray Volpe:

         c/o Kaleidoscope Sports & Exchange
         345 Park Avenue South, 2nd Floor
         New York, New York 10010

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

         6. This Agreement constitutes the entire understanding and agreement between the parties regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the parties.

         7. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         8. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.



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         9. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof with respect to other future breaches.

         10. This Agreement shall be governed by the internal laws of the State of New York.

         11. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

         12. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13. BNN represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on behalf of BNN and BTW, by its duly authorized officer on the day and year first above written.


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